Exhibit 10.42

Schedule No. __, dated ___________, _____

Incorporating by reference Master Agreement No. _____ dated December 28, 2021 (the “Master Agreement”) between Maxus Capital Group, LLC, as Lessor, and Meridian Equipment Leasing LLC, as Lessee.

LESSEE AGREES TO LEASE THE DESCRIBED EQUIPMENT FROM LESSOR, AND LESSOR BY ACCEPTANCE OF THIS SCHEDULE AGREES TO LEASE THE EQUIPMENT TO LESSEE, ON THE TERMS AND CONDITIONS SET FORTH IN THIS SCHEDULE AND THE MASTER AGREEMENT, WHICH IS INCORPORATED HEREIN BY REFERENCE. UNLESS OTHERWISE DEFINED DIFFERENTLY IN THIS SCHEDULE, ALL DEFINED TERMS USED HEREIN ARE AS DEFINED IN THE MASTER AGREEMENT.

1.	Equipment Description:	First Position Lien on the Equipment described in the attached Exhibit A

2.	Base Monthly Rental:	$____________

Lessee shall pay as interim Rent an amount equal to the product resulting from multiplying Lessor’s Cost by a daily rental factor of __________ times the number of days which elapse from the date any payment is made by Lessor for the purchase of the Equipment up to, but excluding, the Base Term Commencement Date. Such interim Rent payments will be made monthly in arrears through an ACH payment originated by Lessor.

3.	Equipment Location:	___________

4.	Equipment Return Location:	To be determined by Lessor, provided, however, such location shall be within one hundred (100) miles of the Equipment Location.

5.	Expected Delivery Date:	Unless and until Lessee has executed an Installation Certificate, Lessor may establish the actual delivery date of the Equipment by reference to the shipping records of the Supplier or the shipper or by other reliable means.

6.	Base Term:	___ Months

7.	Base Term Commencement Date:	___________

8.	Lessee Address for Notices: (if different from Master Agreement)	N/A

9.	Value of Calculation for Stipulated Loss Value:	$___________

10.	Lessor’s Cost:	$___________

11.	Notwithstanding any other writing to the contrary, the following provisions of Master Agreement are amended, modified, and replaced in their entirety, solely and exclusively as it relates to this Schedule:

(i)	Section 4 of the Master Agreement is hereby replaced amended, modified, and replaced in its entirety as follows:

“The term ‘Taxes’ shall mean all taxes, fees and assessments due, assessed or levied by any foreign, federal, state or local government or taxing authority, and/or any penalties, fines or interest, which are imposed against or on Lessee’s use and operation of the Equipment, or penalties arising from Lessee’s failure to file a tax return it is required to file by law with respect to its use and operation of the Equipment, but shall not include any federal, state or local taxes based upon or measured by the income of Lessor (including receipt of Rent) or Lessor’s ownership of the Equipment, except any such Tax that is imposed in lieu of sales or use tax on the Equipment. As of the commencement of the term of the Lease, Lessee shall, if permitted by law, and unless otherwise provided in any Schedule, promptly report, file, and pay, and indemnify, and hold Lessor harmless with respect to, any and all Taxes that Lessee is obligated to pay and file with respect to its use and operation of the Equipment for the term of the Lease. Lessee will, upon request by Lessor, submit to Lessor written evidence of Lessee’s payment of all such Taxes, the basis for its calculation thereof, and copies of any returns filed. Lessee shall also pay and reimburse to Lessor upon demand, Lessor’s property taxes with respect to its ownership of the Equipment for the term of the Lease and, on or before the End of Term, if so requested, Lessor’s good faith estimate of any property Taxes allocable to the Equipment but not yet due and payable as of the End of Term (including without limitation personal property taxes). Lessee and Lessor shall thereafter settle the amount due to be paid by Lessee or refunded by Lessor based on the actual property Tax paid. For the avoidance of doubt, Lessor is obligated to file state and local tax returns with respect to its ownership of the Equipment for the term of the Lease, and pay amounts due thereunder, including any state and local property taxes, subject, in each case, to Lessee’s reimbursement to Lessor any such taxes. amounts due thereunder, including any state and local property taxes, subject, in each case, to Lessee’s reimbursement to Lessor any such taxes.”

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Maxus Lease No. 1452-020

(ii)	Section 7(a) of the Master Agreement is hereby amended, modified, and replaced in its entirety as follows:

“Lessee will at all times keep the Equipment in its sole possession and control. The Equipment shall not be moved outside the continental, contiguous United States. Lessee will comply with all laws, regulations, and ordinances, and all applicable requirements of the manufacturer of the Equipment which apply to the physical possession, use, operation, condition, and maintenance of the Equipment. Lessee agrees to obtain all permits and licenses necessary for the operation of the Equipment.”

(iii)	Section 7(b) of the Master Agreement is hereby amended, modified, and replaced in its entirety as follows:

“Lessee may affix or install any accessory, feature, equipment or device to the Equipment or make any improvement, upgrade, modification, alteration or addition to the Equipment (any such accessory, feature, equipment, device or improvement, upgrade, modification, alteration or addition affixed or installed, an “Improvement”). Title to all Improvements shall, without further act, upon the making, affixing or installation of such Improvement, vest solely in Lessor, except such Improvements as may be readily removed without causing material damage to the Equipment and without in any way affecting or impairing the originally intended function, value or use of the Equipment (a “Severable Improvement”). Provided the Equipment is returned to Lessor in the condition required by the Lease, ordinary wear and tear excepted, title to any Severable Improvement shall vest in Lessee upon removal. Any Severable Improvement not removed from the Equipment prior to return shall at Lessor’s option remain the property of Lessor and shall be certified for maintenance by the manufacturer or maintenance shop, at Lessee’s expense.”

(iv)	Section 7(c) of the Master Agreement is hereby amended, modified, and replaced in its entirety as follows:

“Lessee shall at the termination of the Lease for any reason at its expense, return all, but not less than all, the Equipment to Lessor at such location within the continental United States as shall be designated by Lessor in the same condition and appearance as of the Base Term Commencement Date, reasonable wear and tear excepted, and in good operating order and repair, with all current engineering changes prescribed by the manufacturer of the Equipment or a maintenance contractor (the ‘Maintenance Organization’) incorporated in the Equipment. Upon redelivery to Lessor, Lessee shall arrange and pay for such repairs (if any) as are necessary for the manufacturer of the Equipment or a Maintenance Organization to accept the Equipment under a maintenance contract at its then standard rates. If the Equipment is not redelivered to Lessor in conformity with all applicable provisions hereof upon the End of Term, then in addition to any other rights and remedies Lessor may otherwise have under the Lease, rental shall be payable by Lessee with respect to such Equipment at a monthly rate determined by Lessor in its reasonable discretion to be the fair market rental that would be payable for the monthly rental of such Equipment in its required condition, but in no event less than one hundred twenty-five percent (125%) of the then current Rental (in either case, the ‘Holdover Rate’) The Holdover Rate shall be communicated in writing by Lessor to Lessee following the scheduled date of redelivery, and shall be payable from such scheduled date through the date of actual redelivery of the Equipment in conformity with all applicable provisions of each Lease; or the date on which the Equipment is brought into conformity with all such provisions, if later.”

(v)	Section 8 of the Master Agreement is hereby amended, modified, and replaced in its entirety as follows:

“During the term of the Lease, Lessee shall, at its expense, maintain the Equipment in good condition, working order, repair, appearance, and condition, and shall make all necessary repairs and replacements thereto in a manner consistent with the U.S. Department of Transportation standards. Lessee shall not use or permit the use of the Equipment for any purpose for which, in the opinion of the manufacturer of the Equipment or the Maintenance Organization, the Equipment is not designed or intended.”

(vi)	Section 9(a) of the Master Agreement is hereby amended, modified, and replaced in its entirety as follows:

“Lessee shall keep the Equipment free from any marking or labeling which might be interpreted as a claim of ownership by Lessee or any party other than Lessor and its Assignee(s), and shall affix and maintain tags, decals or plates furnished by Lessor on the Equipment indicating ownership and title to the Equipment in Lessor or its Assignee(s); provided, however, that notwithstanding the foregoing, Lessee and its sub-lessees may install and maintain any and all markings, signs, symbols and placards required by governmental authorities. Upon at least three (3) business days’ notice (and during the occurrence and continuance of an Event of Default, with or without notice) to Lessee, Lessor or its agents shall have access to the Equipment and Lessee’s books and records with respect to the Lease and the Equipment during regular business hours for the purpose of inspection and for any other purposes set forth in the Lease, subject to the health, safety, security and environmental requirements of Lessee; provided, that, absent the occurrence of an Event of Default, such right of access shall not be exercised by Lessor more than quarterly during any calendar year. There shall be no frequency limitation on Lessor’s right to inspect after the occurrence of an Event of Default.”

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Maxus Lease No. 1452-020

(vii)	Section 9(b) of the Master Agreement is hereby amended, modified, and replaced in its entirety as follows:

“Lessee shall execute and deliver such instruments, including UCC financing statements, as may need to be filed to evidence the interest of Lessor and its Assignee(s) in the Equipment and the Lease subject to Lessee’s reasonable, prompt and timely comments thereon. Lessee authorizes Lessor and its Assignee(s) to file UCC financing statements without Lessee’s signature to evidence the interest of Lessor and its Assignee(s) in the Equipment and the Lease. Lessee has no interest in the Equipment except as expressly set forth in the Lease, and that interest is a leasehold interest coupled with an option to purchase. Lessor and Lessee agree, and Lessee represents for the benefit of Lessor and its Assignee(s) that the Lease is intended to be a ‘true lease’ as the term is commonly used under the Internal Revenue Code of 1986, as amended (the ‘Code’). In the event that a Lease is deemed to be a ‘lease intended as security’ or is otherwise deemed to be a secured loan, conditional sale, and/or not a Finance Lease or ‘true lease’ (any of the foregoing, a ‘Conditional Sale’), then Lessee shall be deemed to have granted Lessor a first priority security interest in the Equipment related to such Lease to secure all of Lessee’s obligations to Lessor under such Lease and such security interest shall be perfected in accordance with the laws of the jurisdiction in which the Equipment is located and the jurisdiction of organization of Lessee.”

(viii)	Section 9(c) of the Master Agreement is hereby amended, modified, and replaced in its entirety as follows:

“LESSEE SHALL KEEP EACH LEASE, THE EQUIPMENT AND ANY IMPROVEMENTS FREE AND CLEAR OF ALL LIENS AND ENCUMBRANCES OF WHATSOEVER KIND (EXCEPT FOR PERMITTED ENCUMBRANCES DEFINED BELOW) AND LESSEE SHALL NOT ASSIGN ANY LEASE OR ANY OF THE RIGHTS UNDER ANY LEASE OR GRANT ANY RIGHTS TO THE EQUIPMENT WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR; PROVIDED, HOWEVER, THAT NOTWITHSTANDING THE FOREGOING, LESSEE MAY SUBLEASE ANY OR ALL OF THE EQUIPMENT AT ANY TIME OR FROM TIME TO TIME. No permitted assignment shall relieve Lessee of any of its obligations under the Lease and Lessee agrees to pay all costs and expenses Lessor may reasonably incur in connection with the failure of Lessee to comply with the foregoing. For purposes of this Master Agreement and each and every Lease, ‘Permitted Encumbrances’ shall mean (i) any lien for taxes or assessments that are not yet due or delinquent or which are being contested by Lessee in and through appropriate proceedings, (ii) any statutory or other lien arising in the ordinary course of business and by operation of law with respect to a liability that is not yet due or delinquent or which is being contested by Lessee in and through appropriate proceedings, (iii) any pledges or deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws and regulations, (iv) any lien released on or prior to the date hereof without liability or obligation attaching to the Equipment, and (v) a sublease to any third party in a form and content reasonably similar to that set forth on Attachment B hereto, as may be amended or modified from time to time.”

(ix)	Sobriquet (v) of Section 11(a) of the Master Agreement is hereby amended, modified, and replaced in its entirety as follows:

“(v) Lessee shall, if requested, affirm to Assignee that the representations and warranties made in the Lease were correct in all material respects when made, and affirm the effectiveness of the and covenants contained in the Lease (upon which Lessee acknowledges Assignee may rely) and shall make such other representations, warranties and covenants to Assignee as may be reasonably required to give effect to the assignment.”

(x)	Section 15 of the Master Agreement is hereby amended, modified, and replaced in its entirety as follows:

“During the term of the Lease, Lessee, at its own expense, shall maintain or cause to be maintained in regard to the Equipment, Cause of Loss Special Form, property in transit insurance nationwide in scope (i.e., covers claims for damages to an Item anywhere in the United States) in each case in an amount not less than the Stipulated Loss Value as identified on Attachment A, and commercial general liability insurance in amounts and with carriers reasonably satisfactory to Lessor. In lieu of obtaining the Cause of Loss Special Form insurance, Lessee may, with Lessor’s prior written consent (which shall not be unreasonably denied or delayed), participate in a self-insurance program (i.e., a ‘risk management pool’). Lessor shall consider such factors as the then creditworthiness of the Lessee and Lessee’s Guarantors, the participants in the self-insurance program, the administrator of such program, and such other information as to the program as Lessor may reasonably request in determining whether to consent to Lessee’s request. Any such insurance shall name Lessor, its successors and/or assigns, as additional insureds, and, as for the Special Form coverage, loss payees, as their interests may appear. Lessee shall not terminate, cancel, or alter any insurance coverage hereunder without at least thirty (30) days prior written notice to Lessor and Assignee. Coverage afforded to Lessor shall not be rescinded, impaired, or invalidated by any act or neglect of Lessee. Lessee agrees to supply to Lessor, upon request, evidence of such insurance.”

(xi)	Sobriquet (vii) of Section 16(a) of the Master Agreement is hereby deleted in its entirety.

(xii)	Section 17(a)(2) of the Master Agreement is hereby amended, modified, and replaced in its entirety as follows:

“Except as expressly permitted in any Lease, Lessee, attempts to, or actually does, sell, encumber, or assign any of the Equipment, fails to insure (or cause to be insured) any of the Equipment, or fails to deliver any documents of the Lessee under the Lease.”

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Maxus Lease No. 1452-020

(xiii)	The second sentence of Section 17(b) of the Master Agreement is hereby amended, modified, and replaced in its entirety as follows:

“If Lessor elects or is required to file a replevin action, to the extent permitted by law, Lessee hereby irrevocably waives any bonds and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession, and waives any demand for possession prior to the commencement of any suit or action to recover with respect thereto.”

(xiv)	Section 20 of the Master Agreement is hereby deleted in its entirety.

(xv)	The Master Agreement is hereby amended and modified to reflect the addition and insertion of a new Section 22:

“Notwithstanding anything contained herein to the contrary, Lessee is expressly authorized to enter into any number of leases, subleases, and agreements touching, concerning, affecting or relating to the Equipment; provided, however, such leases, subleases, and agreement do not in any way derogate any rights or remedies of Lessor as provided in this Master Agreement and each Lease.”

12.	Special Terms:

i.)	Security Deposit to be held by Lessor in any of its accounts without the payment of interest, and to be applied by Lessor as set forth in Section 19 of the Master Agreement: $_____________.

ii.)	Prior to Acceptance: Prior to the receipt by Lessor of an executed Installation Certificate, including during a period of progress payments, Lessor may, in its sole discretion, cease funding the purchase of Equipment if: (a) Lessee does not execute and deliver to Lessor an Installation Certificate prior to _____________; or (b) Lessor determines in its sole discretion that a material adverse change has occurred in Lessee’s financial condition or business, after which failure or determination, Lessee will immediately repay all amounts advanced by Lessor plus any Interim Rent and charges due under the Master Agreement; or (c) Lessor, Lessee, and Pilot fail to enter into an acceptable form of Subordination Agreement.

iii.)	End of Base Term Options: Provided that no Event of Default shall have occurred and be continuing, at the end of the Base Term of the Lease, Lessee must purchase all but not less than all of the Equipment for an amount equal to 100% of the Lessor’s Cost. Upon receipt of such purchase price, together with any applicable taxes then or thereafter due, Lessor shall execute and deliver to Lessee a bill of sale for the Equipment, without representation or warranty except that the Equipment is free and clear of any liens, claims or encumbrances created by or through Lessor. Lessee covenants that it will not enter into negotiations for future lease or financing transactions with Lessor’s Assignee without the prior written consent of Lessor.

iv.)	Lessee shall deliver to Lessor upon its execution of this Schedule and, provided that no Event of Default shall have occurred and be continuing, a Location Report (as hereinafter defined) upon Lessor’s reasonable request at any point during the Base Term. If an Event of Default shall have occurred and be continuing, Lessee shall furnish Lessor a Location Report within three (3) business days of Lessor’s demand. As used in this Lease, the term “Location Report” means a written report prepared by Lessee, setting forth for each unit of Equipment, the name of the party in possession of such unit of Equipment (which shall be either Lessee or a sublessee), and the GPS coordinates of the place at which such Equipment is then-kept, or if such location is not available, a detailed description of the nearest principal maintenance shop or storage yard location in such form to allow Lessor or its agent to locate such location for purposes of inspecting each unit of Equipment, and being otherwise in form and substance reasonably satisfactory to Lessor and/or its Assignee. Each Location Report shall also be accompanied by a summary of all maintenance work performed on each unit of Equipment for the period then ending. Lessee shall also make available to Lessor upon demand access to its GPS tracking software and related records and data with respect to the Equipment.

v.)	Lessee shall deliver, or cause to be delivered, to Lessor written notification of a change in the identity of any Contractor from that set forth in the initial Location Report, promptly upon Lessee’s knowledge of such change. Such written notification shall also be accompanied by a certificate of insurance from such successor sublessee naming Lessor, its successors and/or assigns, as loss payee and additional insured.

vi.)	Lessee shall pay, or reimburse Lessor for, as applicable: (i) all fees and expenses associated with titling, annual registration, the grant of a power of attorney to Lessee from Lessor, and any other ministerial expense incurred by Lessor with respect to the Equipment; (ii) obtaining and reviewing all certificates of insurance to ensure compliance with the applicable provisions of the Master Agreement; (iii) preparation of any amendments to the Lease evidenced by this Schedule.

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Maxus Lease No. 1452-020

vii.)	To further secure Lessee’s obligations owing to Lessor, Lessee hereby grants Lessor a security interest in all of the following assets of Lessee (the “Additional Collateral”) which arise from or relate to any agreement between Lessee any sublessees of respect to the Equipment, including, as applicable, and any rental, sublease, assignment, license, encumbrance or other form of transfer of possession of the Equipment to a sublessee of Lessee, for consideration, however such transfer is characterized (capitalized terms used below in this Section 12) of this Lease have the meaning given to them by Article 9 of the Uniform Commercial Code as adopted by the State of Ohio unless defined otherwise herein):

insurance proceeds and proceeds of any indemnity, warranty, or guaranty to Lessee, or arising out of any condemnation or other governmental actions. Said Additional Collateral shall secure not only the amounts which Lessee is obligated to pay under this Lease, but also all other present and future indebtedness or obligations of Lessee to Lessor of every kind and nature whatsoever.

viii.)	Security Interest. Without in any way derogating the Lease as a true lease, Lessee hereby grants to Lessor a general lien and security interest in the Equipment, together with all accessions, accessories, additions, amendments, attachments, replacements, and substitutions thereto and all cash and non-cash proceeds thereof (including insurance proceeds) for the purpose of securing the payment and performance of the obligations of Lessee owing to Lessor under this Lease and all other debts, liabilities and obligations now or hereafter owing from Lessee to Lessor of every kind and nature whatsoever. Lessor may file financing statements, continuation statements and amendments thereto that describe the collateral, and which contain any other information required by the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, which filing Lessor deems necessary to protect its interest. Upon the occurrence of such default or event of default under the Lease, Lessor, in addition to its rights under the Lease, shall have all the rights of a “secured party” under the Uniform Commercial Code and other applicable law.

THIS SCHEDULE (INCORPORATING THE MASTER AGREEMENT) CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE LESSOR AND LESSEE AS TO THE LEASE AND THE EQUIPMENT. NOTWITHSTANDING ANY OTHER WRITING TO THE CONTRARY, SHOULD THE TERMS AND PROVISIONS OF THIS SCHEDULE CONFLICT WITH OR BE INCONSISTENT WITH THE TERMS AND PROVISIONS OF THE MASTER AGREEMENT, THE TERMS AND PROVISIONS OF THIS SCHEDULE SHALL GOVERN AND CONTROL IN ALL RESPECTS. LESSEE ACKNOWLEDGES THAT ON OR BEFORE LESSEE’S SIGNING OF THIS SCHEDULE IT RECEIVED A COPY OF THE CONTRACT EVIDENCING LESSOR’S ACQUISITION OF THE EQUIPMENT.

Lessee:	Meridian Equipment Leasing LLC	Lessor:	Maxus Capital Group, LLC

By:	Jorgan Development, LLC, its Manager	By:

Signature:			Anthony N. Granata

Name & Title:	James Ballengee, Manager		Vice President

This is Counterpart No._____of _ serially numbered counterparts. To the extent that this document constitutes chattel paper under the Uniform Commercial Code, no security interest in this document may be created through the transfer and possession of any counterpart other than Counterpart No.

Maxus Capital Group, LLC

Schedule 1452-___

Exhibit A - Asset List

Explanatory paragraph: On December 28, 2021, Meridian Equipment Leasing, LLC (“MEL”) and Maxus Capital Group, LLC (“Maxus”) entered into a Master Lease Agreement No. 1452 to govern sale and leaseback transactions thereafter, whereby MEL assigned assets to Maxus for consideration and entered into a lease agreement to lease the assets back from Maxus. Each individual lease is documented with a separate Schedule. The “form of” Schedule is attached hereto. The following table sets forth the details of each Schedule entered into between MEL and Maxus through October 31, 2024.

Lease #	Date Entered Into	Equipment Description	Base Monthly Rental	Term in Months	Value of the lease	Deposit	Reserve Payment	Early Purchase Buy Out Option $	End Purchase Buyout Option $
001	12/31/2021	Tractors	$14,483	36	$500,000	$14,483	N/A	N/A	$50,000
002	12/31/2021	Tractors	$14,483	36	$500,000	$14,483	N/A	N/A	$50,000
003	12/31/2021	Tractors	$14,483	36	$500,000	$14,483	N/A	N/A	$50,000
004	12/31/2021	Tractors	$11,673	36	$402,977	$11,673	N/A	N/A	$40,298
005	12/31/2021	Tractors	$11,673	36	$402,977	$11,673	N/A	N/A	$40,298
006	12/31/2021	Trailers	$10,986	36	$379,272	$10,986	N/A	N/A	$37,927
007	4/21/2022	Trailers	$24,767	36	$834,000	$24,767	N/A	N/A	$83,400
008	5/10/2022	Trailers	$4,473	36	$150,000	$ 4,473	N/A	N/A	$15,000
009	12/22/2022	Equipment	$20,955	60	$1,198,931	$20,955	$251,458	$899,254	$449,604
010	12/22/2022	Equipment	$56,803	60	$3,250,000	$56,803	$681,640	$2,437,651	$1,218,762
011	3/22/2023	Tractors	$28,688	36	$945,228	$28,688	N/A	N/A	$94,523
012	3/22/2023	Tractors	$14,443	36	$475,864	$14,443	N/A	N/A	$47,586
013	3/22/2023	Trailers	$37,865	36	$1,247,584	$37,865	N/A	N/A	$124,758
014	11/20/2023	Tractors	$39,175	36	$1,250,000	$39,175	N/A	N/A	$125,000
015	11/20/2023	Tractors	$75,217	36	$2,400,000	$75,217	N/A	N/A	$240,000
016	11/20/2023	Tractors	$23,192	36	$740,000	$23,192	N/A	N/A	$74,000
017	11/20/2023	Trailers	$39,490	36	$1,260,000	$39,490	N/A	N/A	$126,000
018	11/20/2023	Equipment	$57,980	36	$1,850,000	$57,980	N/A	N/A	$185,000
019	11/20/2023	Trailers	$16,752	12	$1,500,000	$16,752	N/A	N/A	$1,500,000
020	02/13/2024	Trailers & Tractors	$34,213	6	$3,000,000	$34,213	N/A	N/A	$3,000,000
021	10/29/2024	Equipment	$41,522	48	$1,533,880	$41,522	$249,132	$484,111	$1,500,000

Lessee	Page 1 of 5	Lessor